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                                                                  EXHIBIT 1(g)
                                 SIXTH AMENDMENT
                                       TO
                       AGREEMENT AND DECLARATION OF TRUST
                                       OF
                                 AIM FUNDS GROUP


         THIS SIXTH AMENDMENT TO AGREEMENT AND DECLARATION OF TRUST OF AIM FUNDS GROUP (the "Amendment") is entered into as of the 9th day of December, 1997, among Charles T. Bauer, Bruce L. Crockett, Owen Daly II, Jack Fields, Carl Frischling, Robert H. Graham, John F. Kroeger, Lewis F. Pennock, Ian W. Robinson and Louis S. Sklar, as Trustees, and each person who became or becomes a Shareholder in accordance with the terms set forth in that certain Agreement and Declaration of Trust of AIM Funds Group entered into as of May 5, 1993, as amended (the "Agreement").

         WHEREAS, Section 9.7 of the Agreement authorizes the Trustees without Shareholder vote to amend or otherwise supplement the Agreement by making an amendment; and

         WHEREAS, at a meeting duly called and held on the 9th day of December, 1997, the Trustees have resolved to amend, effective May 1, 1998, the Agreement as hereinafter set forth.

         NOW, THEREFORE, the Trustees hereby amend the Agreement as hereinafter set forth:

         1. Capitalized terms not specifically defined in this Amendment shall have the meanings ascribed to them in the Agreement.

         2. Section 2.3 of the Agreement, as amended, is hereby further amended to read in its entirety as follows:

         "Section 2.3. Establishment of Portfolios and Classes. The Trust shall be divided into nine Portfolios, the AIM Balanced Fund, the AIM Global Utilities Fund, the AIM High Yield Fund, the AIM Income Fund, the AIM Intermediate Government Fund, the AIM Money Market Fund, the AIM Municipal Bond Fund, the AIM Select Growth Fund, and the AIM Value Fund. With the exception of the AIM Money Market Fund, all of the eight other Portfolios shall have three Classes, the Class A Shares, the Class B Shares, and the Class C Shares. The AIM Money Market Fund shall have four Classes, the Class A Shares, the Class B Shares, the Class C Shares, and the AIM Cash Reserve Shares. The above Portfolios and their respective Classes as set forth in this Section 2.3 are collectively referred to as the "Portfolios." The establishment and designation of any other Portfolio or Class thereof, or, subject to Section 6.1 hereof, any change to the Portfolios, shall be effective upon the adoption by a majority of the then Trustees of a resolution which sets forth such establishment, designation or change."

         The foregoing shall not be construed to amend or replace Sections 2.3.1 and 2.3.2 of the Agreement.

         3. With the exception of the amendment in the preceding paragraph 2 of this Amendment, the Agreement shall in all other respects remain in full force and effect.

         4. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same Amendment.



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         IN WITNESS WHEREOF, the undersigned, being all of the Trustees of the
Trust, have executed this Sixth Amendment to Agreement and Declaration of Trust of AIM Funds Group as of the day first above written.



/s/ Charles T. Bauer                         /s/ Bruce L. Crockett
--------------------------------             -------------------------------
Charles T. Bauer, Trustee                    Bruce L. Crockett, Trustee


/s/ Owen Daly II                             /s/ Jack Fields
--------------------------------             -------------------------------
Owen Daly II, Trustee                        Jack Fields, Trustee


/s/ Carl Frischling                          /s/ Robert H. Graham
--------------------------------             -------------------------------
Carl Frischling, Trustee                     Robert H. Graham, Trustee


/s/ John F. Kroeger                          /s/ Lewis F. Pennock
--------------------------------             -------------------------------
John F. Kroeger, Trustee                     Lewis F. Pennock, Trustee


/s/ Ian w. Robinson                          /s/ Louis S. Sklar
--------------------------------             -------------------------------
Ian W. Robinson, Trustee                     Louis S. Sklar, Trustee



                         [THIS IS THE SIGNATURE PAGE FOR
            THE SIXTH AMENDMENT TO AGREEMENT AND DECLARATION OF TRUST
                               OF AIM FUNDS GROUP]



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